SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011 (June 10, 2011)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, David Wallis, President and Chief Executive Officer of Ambac Financial Group, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) that, effective as of July 6, 2011, he would be resigning as President and Chief Executive Officer of the Company and of Ambac Assurance Corporation (“AAC”). Mr. Wallis also notified the Board that, effective as of July 6, 2011, he would be resigning from the Board of Directors of AAC. Mr. Wallis will, however, remain on the Board of the Company.

On June 13, 2011, Diana Adams, Senior Managing Director of the Company, was appointed President and Chief Executive Officer of the Company and AAC, effective as of July 7, 2011. In addition, Ms. Adams was appointed as a director of both the Company and AAC, effective as of July 7, 2011.

Ms. Adams was named the Chief Administrative Officer of the Company in 2010, with executive responsibility for the Company’s human resources, technology and corporate administration departments. In August 2010, in addition to overseeing human resources and administration, which she has overseen since May 2009, Ms. Adams acquired executive responsibility for the Company’s technology department. In 2008, Ms. Adams became a Senior Managing Director with executive responsibility for the Company’s International business, and for the Structured Finance business. In December 2008, Ms. Adams also began serving as the Chairman of Ambac Assurance UK Limited (“Ambac UK”), the Company’s international financial guarantee subsidiary. She remains a board member currently and was Chairman of the Board of Directors of Ambac UK from December 9, 2008 to August 13, 2010. Prior to that, Ms. Adams had been Managing Director of Emerging Markets, Structured Insurance and Student Loans. Ms. Adams joined the Company in 2000 as the head of Emerging Markets following the winding down of the international joint venture between the Company and MBIA, where she had worked.

On June 13, 2011, in connection with her appointment as President and Chief Executive Officer, the Compensation Committee of the Board approved an increase in the 2011 base salary for Ms. Adams from $450,000 to $650,000, which will be effective as of July 7, 2011.

On June 10, 2011, Kevin Doyle, Senior Vice President and General Counsel and a named executive officer of the Company, notified the Board that, effective as of July 29, 2011, he would be resigning as Senior Vice President and General Counsel of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: June 13, 2011
	By:	/s/ Kevin Doyle
Kevin Doyle
Senior Vice President and General Counsel

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